UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2005
Elcom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27376	04-3175156

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Oceana Way Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 440-3333
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sale of Equity Securities
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1 BY-LAWS OF ELCOM INTERNATIONAL, INC, AS AMENDED
EX-4.1 FORM OF REPLACEMENT 8% CONVERTIBLE PROMISSORY NOTES
EX-4.2 FORM OF 8% CONVERTIBLE PROMISSORY NOTE
EX-10.1 FORM OF SUBSCRIPTION AGREEMENT, DATED NOVEMBER 30, 2005
EX-10.2 EMPLOYMENT AGREEMENT, DATED DECEMBER 21, 2005
EX-10.3 ACCRUED SALARY PAYMENT AGREEMENT, DATED DECEMBER 21, 2005
EX-10.4 EMPLOYMENT AGREEMENT, DATED DECEMBER 21, 2005
EX-99.1 PRESS RELEASE DATED DECEMBER 21, 2005

Item 1.01 Entry into a Material Definitive Agreement.
Subscription Agreement
     On December 20, 2005, Elcom International, Inc., (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with Smith & Williamson Investment Management Limited (“Smith & Williamson”) as well as several other non-U.S. investors (together with Smith & Williamson, the “Investor Group”), to issue to Smith & Williamson Nominees Limited, and to other non-U.S. investors, in a sale (the “Sale”) exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), 277,685,000 shares of its common stock, par value $.01 per share (the “Common Shares”), at a per share price of 1.5 pence, or approximately $0.0266 (the “Per Share Subscription Price”), for an aggregate Sale of £4,165,000 or approximately $7,386,000. The net proceeds of the Sale will be used (i) to repay £865,000 (approximately $1,534,000) of the £1,165,000 previously loaned to the Company by non-U.S. investors pursuant to several convertible promissory notes, as amended (the “U.K. Notes”, which are further described in Item 2.03 below), plus accrued interest thereon, (ii) to repay Robert J. Crowell, Chairman of the Company, $120,000 previously loaned to the Company, plus interest (as further described below) and (iii) for working capital and other general corporate purposes. The remaining £300,000 aggregate principal amount (approximately $532,000) of the outstanding U.K. Notes plus accrued interest of £8,500 was converted into an aggregate of 20,563,711 Common Shares in connection with the Sale on the Closing Date (as defined below) at the Per Share Subscription Price, thereby causing the Company to issue an aggregate of 298,248,711 Common Shares on the Closing Date. The Common Shares were admitted to trading on the Alternative Investment Market (“AIM”) of the London Stock Exchange on December 21, 2005 (the “Closing Date”). The Sale occurred outside of the United States within the meaning of Rule 901 of Regulation S, and none of the Investor Group is a U.S. person nor did any of the Investor Group purchase Common Shares for the account or benefit of a U.S. person.
     The Sale substantially diluted all previous stockholders of the Company. After the Sale, Smith & Williamson Nominees Limited and other Smith & Williamson affiliated nominee accounts (“S&W Nominees”) will hold, for their nominee clients, a total of 69% of the total outstanding Common Shares immediately following the Sale (“Total Shares Outstanding”), including nominee holdings of 11,067,282 Common Shares already managed by Smith & Williamson, but excluding S&W Nominees’ holdings of the Company’s 10% Convertible Debentures, which are further described below. On behalf of its nominee accounts, Smith & Williamson used cash to purchase the Common Shares in the Sale. Pursuant to the Subscription Agreements, the Company undertook to perform the following actions, among others:
•	Amend the Company’s By-laws as described in Item 5.03 below.

•	Limit to 800,000 the total number of Common Shares covered by incentive stock options that may be granted to any one employee of the Company during the period between each annual meeting of the Company’s stockholders.

•	No earlier than six months following to the Closing Date, upon the request of a member of the Investor Group, register under the Securities Act the Common Shares issued to the U.K. Investors, (provided that such registration may be delayed up to 90 days if the Directors, after due consideration of cash requirements, believe the Company does not have the working capital for such a registration). Other Common Shares also may be registered by the Company, as it deems necessary.
     In addition, the Subscription Agreements provided for the following actions to be performed by the Company and certain of its officers and Directors on or after the Closing Date:
•	Conversion, within thirty (30) days of the Closing Date, of the promissory note, including accrued interest issued to William W. Smith, the Vice-Chairman and a Director of the Company, originally dated April 6, 2005, as restated (as further described below), under which Mr. Smith loaned the Company $120,000 in aggregate principal amount, bearing interest at eight percent (8%) per annum (the “Smith Note”), into Common Shares at a per share price of no less than the Per Share Subscription Price.

•	Repayment of $120,000.00 loaned to the Company by Robert J. Crowell, Chairman of the Company, pursuant to a promissory note, as restated (as further described below), bearing an interest rate of eight percent (8%) per annum.

•	Following corporate governance best practice policies, the Company agreed to separate the Chairman and CEO functions and entered into new employment agreements with each of Mr. Crowell and John E. Halnen, President and Chief Operating Officer of the Company, pursuant to which Mr. Halnen will become the Company’s President and Chief Executive Officer and Mr. Crowell will continue as Chairman of the Board of the Company.
     The foregoing description of the items in the Subscription Agreements is qualified in its entirety by reference to the full text of the form of Subscription Agreement filed as Exhibit 10.1 to this Form 8-K.
Crowell Employment Agreement
     On the Closing Date, the Company entered into a new Employment Agreement with Robert J. Crowell, which replaced Mr. Crowell’s previous employment agreement with the Company. The material terms of Mr. Crowell’s new employment agreement provide that Mr. Crowell is entitled to receive a reduced annual salary of $72,000 for his services as the Company’s Chairman of the Board with a minimum commitment of one day (or eight hours over multiple days) per week to the Company’s business. Any time spent in excess of this must be approved by the Board of Directors. The initial term of the agreement is one year, which will automatically renew for successive one year terms, unless Mr. Crowell’s employment with the Company terminates for any reason. Mr. Crowell is further entitled to fully participate in all benefits and/or other plans or programs which are made available to employees of the Company, and is entitled to four (4) weeks paid vacation.
     Additionally, Mr. Crowell’s new employment agreement provides that if his employment terminates for any reason other than for cause, Mr. Crowell is entitled to receive (i) an amount equal to one year’s base salary and any accrued benefits as severance and (ii) health benefits for a period of six (6) months or until he accepts other full-time employment where he receives equal or better benefits. Mr. Crowell’s new employment agreement also contains certain customary confidentiality provisions and non-competition and non-solicitation provisions that are operative during Mr. Crowell’s employment with the Company and for two (2) years after termination of employment.
     The foregoing description of Mr. Crowell’s new employment agreement is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.2 to this Form 8-K.
Crowell Accrued Salary Payment Agreement
     On the Closing Date, the Company and Mr. Crowell entered into an Accrued Salary Payment Agreement (the “Accrued Salary Payment Agreement”) pursuant to which the Company agreed to repayment terms with Mr. Crowell with respect to all amounts of his base salary that were accrued but unpaid under his previous employment agreement during 2003 through 2005. During that time, Mr. Crowell voluntarily reduced the cash to be paid him (the “Accrued Salary”) temporarily in order to assist the Company’s cash availability. The Company will begin to pay Mr. Crowell the accrued salary, which aggregates approximately $766,000 through November 30, 2005, in installments upon the Company achieving two sequential quarterly periods of positive cash flow. The Board of Directors of the Company, in its sole discretion, will determine the specific amount of any such accrued salary payment; provided, however, that the aggregate amount of the accrued salary payments received by Mr. Crowell in any one calendar month, as per the determination of the Board as to the extent of the Company’s positive cash flow as per the Company’s accounts, shall be no less than twenty-five percent (25%) and no greater than fifty percent (50%) of the Company’s positive cash flow for the month immediately prior thereto. If the Company does not achieve positive cash flow in any month after it begins paying Mr. Crowell the accrued salary, the Company will immediately discontinue payment of the remaining accrued salary until it achieves its next monthly period in which it achieves positive cash flow. If the Company receives a fresh cash infusion of more than $500,000 in any particular month, such as by the sale of a large software license, receipt of loan proceeds, advance or issue of securities, or other cash infusion event, the Company, taking into consideration its cash requirements, may elect to pay Mr. Crowell an amount equal to a maximum of 10% of such cash received as part of the accrued salary it owes Mr. Crowell. The agreement also provides that the accrued salary shall be paid in full, in a lump sum payment, upon a future change of control of the Company, as defined in the agreement. The foregoing description of the Accrued Salary Payment Agreement is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.3.

Halnen Employment Agreement
     On the Closing Date, the Company entered into a new Employment Agreement with John E. Halnen, which replaced Mr. Halnen’s previous employment agreement with the Company. The material terms of Mr. Halnen’s new employment agreement provide that Mr. Halnen is entitled to receive an annual salary of $212,000 for his services as the Company’s President and Chief Executive Officer for an initial term of one year, which will automatically renew for successive one year terms unless Mr. Halnen’s employment with the Company terminates for any reason. Mr. Halnen is further entitled to participate in all benefits and/or other plans or programs which are made available to employees of the Company in accordance with their terms, and is entitled to four (4) weeks paid vacation.
     Additionally, Mr. Halnen’s new employment agreement provides that if his employment terminates for any reason other than for cause, Mr. Halnen is entitled to receive (i) an amount equal to one year’s Base Salary and any accrued benefits as severance and (ii) health benefits for a period of six (6) months or until he accepts other full-time employment where he receives equal or better benefits. Mr. Halnen’s new employment agreement also contains certain customary confidentiality provisions and non-competition and non-solicitation provisions that are operative during Mr. Halnen’s employment with the Company and for two (2) years after termination of employment.
     The foregoing description of Mr. Halnen’s new employment agreement is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.4 to this Form 8-K.
10% Senior Convertible Debentures
     As was disclosed in previous filings, in 2003 the Company issued $1,264,000 in principal amount of ten-year 10% Senior Convertible Debentures, as amended (the “Debentures”). The Debentures carry a 10% interest rate and were amended in 2004 to provide that interest is payable in-kind upon conversion or at maturity. The principal and interest are due at maturity on April 23, 2013. The Debentures were collateralized by a security interest in substantially all of the Company’s assets for a two-year period ending April 23, 2005. Robert J. Crowell, the Chairman, invested $450,000; John E. Halnen, the Chief Executive Officer and President, invested $60,000; William W. Smith, the Company’s Vice Chairman and Director invested $350,000, Andres Escallon, the Chief Technology Officer, invested $50,000; and, on behalf of clients, S&W Nominees holds approximately $276,000 in Debentures.
     As of December 20, 2005, the above-described inside investors had invested an aggregate of $910,000 of the $1,264,000 invested in the Company via the purchases of Debentures.
     As a consequence of the equity issuances described above in the section captioned “Subscription Agreement”, the anti-dilution clause of the Debentures has been triggered because equity securities have been issued at less than the original $0.1246 per share Debenture conversion price. The Debenture anti-dilution provision provides for a calculation as follows: the sum of (a) fully diluted common shares before a triggering issuance are priced at $0.1246, and (b) the amount of equity raised is added to this amount; which sum is then divided by the sum total of (i) the original fully diluted equity Common Shares, plus (ii) the number of newly-issued Common Shares issued at less than the original $0.1246 per share conversion price, with the resulting quotient being the new conversion price. The Company has calculated the revised per share conversion price as of the Closing Date, which is $0.0465. Accordingly, as of the date hereof, the Debentures and accrued interest are convertible into an aggregate of approximately 34,000,000 Common Shares.
     The Debentures are convertible into Common Shares, at an initial conversion price of $0.1246 per share, subject to anti-dilution clauses. The Debentures are convertible at the election of the holder at any time through April 23, 2013. The holders also have certain demand and piggyback registration rights upon conversion. The Debentures automatically convert into Common Shares upon the occurrence of a change of control, as defined in the agreement, including upon any person or entity beneficially owning 50% or more of the Company’s fully-diluted common stock, or can be converted at the Company’s option, subsequent to April 22, 2007. Hence, if as a consequence of the Sale, one person or entity is the beneficial owner of more than 50% of the Company’s Common Shares, the Debentures and accrued interest thereon would automatically convert into Common Shares.
     The Debentures are not registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act, and applicable state securities laws or available exemptions from the registration requirements. Exemption from registration with respect to the sale of Debentures is claimed pursuant to Section 4(a) of the Securities Act of 1933, as amended. Upon a mandatory conversion, the Company anticipates issuing unregistered Common Shares pursuant to an exemption from registration under Regulation D of the Securities Act.
Item 2.03 Creation of a Direct Financial Obligation.
U.K. Notes
     Beginning in July of 2005, through December 2005, the Company borrowed a total of £1,165,000 (approximately $2,066,000) in twelve (12) separate advances from non-U.S. investors pursuant to 8% Convertible Promissory Notes, the forms of which were previously filed as exhibits to Current Reports on Forms 8-K dated August 4, 2005 and September 30, 2005. All of these loans were transferred to the Company by Smith & Williamson. These loans are secured by a security interest in substantially all of the Company’s assets pursuant to an Amended and Restated Collateral and Security Agreement previously filed as an exhibit to a Current Report on Form 8-K dated August 4, 2005. On December 21, 2005, the Company issued eight (8) Replacement 8% Convertible Promissory Notes (the “Replacement Notes”) covering an aggregate of £755,000 (approximately, $1,339,000) of total U.K. Notes of £1,165,000. The notes were reissued to properly state Chase Nominees Limited as the nominee lender. The remaining £410,000 (approximately $720,000) of advances were made pursuant to the terms described in the form of note filed as an exhibit to Current Report on Form 8-K dated September 30, 2005, but the Company has not received executed copies of the underlying promissory notes. The original 8% Convertible Promissory Notes (including the remaining £410,000 of advances) issued to non-U.S. investors, and the Replacement Notes are collectively referred to as the “U.K. Notes”. As discussed above, except for £300,000 that is being converted to Common Stock, the U.K. Notes and accrued interest will be repaid in full from the Sale proceeds. The following is a summary of the material features of the Replacement Notes, which is qualified in its entirety by reference to the full text of the Replacement Notes, a form of which is attached hereto as Exhibit 4.1.
     The terms of the Replacement Notes are virtually identical to the Form of 8% Convertible Promissory Note, which was previously filed as an exhibit to a Current Report on Form 8-K dated September 30, 2005, and provide that interest upon the principal amount accrues at a rate of 8% per annum. The Replacement Notes are secured pursuant to the Amended and Restated Collateral Agency and Security Agreement, which is described below. The Replacement Notes provide that the principal amount and all interest accrued thereon is due and payable within five (5) business days after the Company notifies the payee that it has adequate funds to repay the Replacement Notes. The Replacement Notes also provide that the payee has the option to convert the principal amount and interest accrued thereon, into Common Shares in the Sale.
Crowell and Smith Notes
     As of April 6, 2005, the Company entered into bridge-loan transactions with each of Robert J. Crowell, the Chairman and Chief Executive Officer of Elcom, and William W. Smith, the Vice-Chairman and a Director of the Company (the “Holders”) in order to obtain operating funds to allow for the Company to continue operations. In return for each of the Holders loaning the Company a total of $120,000, the Company issued each of them a 12% Secured Promissory Note in the form filed as an exhibit to a Current Report on Form 8-K dated April 6, 2005 (the “12% Notes”). The 12% Notes were secured by an Amended and Restated Collateral Agency and Security Agreement, which is described below. The material terms of each of the 12% Notes issued by the Company to the Holders were identical and as set forth in the Current Report on Form 8-K dated April 6, 2005. In conjunction with the Sale, on December 21, 2005, the Company and the Holders entered into 8% Convertible Promissory Notes (the “8% Notes”), and cancelled the 12% Notes. The following is a summary of the material features of the 8% Notes, which is qualified in its entirety by reference to the full text of 8% Notes, a form of which is attached hereto as Exhibit 4.2.
     Each of the 8% Notes issued to the Holders is in the principal amount of $120,000. Interest upon the outstanding principal amount of the 8% Notes, accrues at a rate of 8% per annum, payable upon maturity of the loan. The 8% Notes are also secured pursuant to the Amended and Restated Collateral Agency and Security Agreement, which is described below. The Crowell and Smith 8% Notes have different maturity provisions. Mr. Crowell’s 8% Note provides that the principal amount and interest accrued thereon is due and payable within five (5) business days after the Company notifies the payee that it has adequate funds to repay the 8% Notes, while Mr. Smith’s 8% Note provides that his note is payable in full after the Company reports two sequential quarters of positive cash flow from operations. The 8% Notes also provide that the payee has the option to convert the principal amount and interest accrued thereon, into Common Shares to be issued pursuant to an exemption from registration under Regulation D of the Securities Act. The per share conversion price is calculated based on a weighted average of (i) a 50-day average of the AIM closing bid and ask prices of the Company’s Common Shares issued in April 2004 and listed on the AIM Exchange, and (ii) the Per Share Subscription Price in the Sale; subject to the proviso that such conversion price must be more than the Per Share Subscription Price of the Sale. The 8% Notes also provide the Holders with certain piggyback registration rights covering any Common Shares obtained by conversion thereof.
     On December 21, 2005, Mr. Smith converted his 8% Note and all interest accrued thereon into Common Shares in an issuance exempt from Registration pursuant to Regulation D under the Securities Act. The aggregate of principal and accrued interest under Mr. Smith’s 8% Note was $126,800 and the calculated weighted average conversion price was $0.0276 (as described above), resulting in the issuance of 4,593,287 Common Shares to Mr. Smith as of December 21, 2005.
     Mr. Crowell’s 8% Note and all interest accrued thereon is anticipated to be repaid in full by the Company in early 2006. The aggregate of principal and accrued interest under Mr. Crowell’s 8% Note was $127,000, as of December 21, 2005.
Amended and Restated Collateral Agency and Security Agreement
As previously disclosed, on April 6, 2005, the Company entered into a Collateral Agency and Security Agreement with William W. Smith, the Vice-Chairman and a Director of the Company, as Collateral Agent, and the secured parties thereto (the “Security Agreement”) in order to secure the 12% Notes issued by the Company to Robert J. Crowell, the Chairman and Chief Executive Officer of Elcom, and Mr. Smith. During August 2005, additional advances were made under the 12% Notes increasing the aggregate balance to $240,000, from $200,000. In order to secure advances under the U.K. Notes, the Company amended and restated the Security Agreement on August 9, 2005 to add the U.K. Note lenders as additional secured parties (the “Amended and Restated Security Agreement”). The material terms of the Amended and Restated Security Agreement are the same as those of the Security Agreement, except that the U.K. Note lenders are additional secured parties, and other lenders may also be added to the Amended and Restated Security Agreement. Upon receipt of documentation, the Company would add any non-U.S. investor who advanced funds to the Company as a secured party under the Amended and Restated Security Agreement. Similar to the Security Agreement, the Amended and Restated Security Agreement grants a first priority senior security interest in all of the personal property and intellectual property of the Company, wherever located, and now owned or hereafter acquired, to the Collateral Agent, for the proportional benefit of the secured parties, to secure the payment or performance of the Company’s obligations under the Company Notes. The foregoing description of the Amended and Restated Security Agreement is qualified in its entirety by reference to the full text of the form of Amended and Restated Security Agreement attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated August 4, 2005.
Item 3.02 Unregistered Sale of Equity Securities.
     As described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date the Company issued (i) 277,685,000 Common Shares to the Investor Group in the Sale, and (ii) 20,563,711 Common Shares to Chase Nominees Limited upon the conversion of U.K. Notes in an aggregate principal amount of £300,000 plus £8,500 in accrued interest. The foregoing issuances of Common Shares were exempt from the registration requirements pursuant to Regulation S and are more fully described in Item 1.01 above, which descriptions are incorporated into this Item 3.02 by reference. Such descriptions are qualified in their entirety by reference to the form of Subscription Agreement filed as Exhibit 10.1 to this Form 8-K.
     As described in Item 1.01 and Item 2.03 of this Current Report on Form 8-K, subsequent to the closing of the Sale, William W. Smith, the Vice-Chairman and a Director of the Company converted his 8% Note, and accrued interest thereon into an aggregate of 4,593,287 Common Shares of the Company in a transaction exempt from the registration requirements pursuant to Regulation D. This issuance of Common Shares to Mr. Smith is more fully described in Item 1.01 and 2.03 above, which descriptions are incorporated into this Item 3.02 by reference. Such descriptions are qualified in their entirety by reference to the Form of 8% Convertible Promissory Note filed as Exhibit 4.2 to this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 21, 2005, Mr. Crowell, formerly the Chief Executive Officer and Chairman of the Company, entered into a new employment agreement with the Company pursuant to which Mr. Crowell will continue to serve the Company as the Chairman of the Board. Additionally, Mr. Halnen, formerly the President and Chief Operating Officer of the Company entered into a new employment agreement with the Company on the Closing Date pursuant to which Mr. Halnen will continue to serve the Company as President and effective that date, also as Chief Executive Officer. The foregoing change in principal officers of the Company is more fully described in Item 1.01 above, which description is incorporated into this Item 5.02 by reference. Such descriptions are qualified in their entirety by reference to the new employment agreements of Mr. Crowell and Mr. Halnen filed as Exhibits 10.2 and 10.4, respectively, to this Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective December 21, 2005, the Board of Directors of the Company approved an amendment to the Company’s By-laws, which permits a stockholder or group of stockholders holding no less than ten percent (10%) of the Company’s issued and outstanding Common Shares to call a special meeting of the Company’s stockholders and which requires a stockholder vote of two-thirds majority to amend that provision. The amended By-laws also provide that a special meeting of stockholders will be called within seven days of receipt of such a stockholder request, and that the special meeting of stockholders be held within 90 days of such call, or if delayed byas a result of any regulatory review or applicable rules or regulations, as soon as practicable after such 90 day period. Prior to this amendment, the Company’s By-laws did not permit stockholders of the Company to call a special meeting of the Company’s stockholders. The foregoing description is qualified in its entirety by reference to the Company’s By-laws, as amended, filed as Exhibit 3.1 to this Form 8-K.
Item 7.01 Regulation FD Disclosure
     On December 21, 2005, the Company issued a press release announcing the Sale. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
3.1	By-Laws of Elcom International, Inc., As Amended

4.1	Form of Replacement 8% Convertible Promissory Notes

4.2	Form of 8% Convertible Promissory Note

10.1	Form of Subscription Agreement, dated November 30, 2005, as amended, and accepted by the Company on December 20, 2005, by and between the Company and members of the Investor Group

10.2	Employment Agreement, dated December 21, 2005, by and between the Company and Robert J. Crowell

10.3	Accrued Salary Payment Agreement, dated December 21, 2005, by and between the Company and Robert J. Crowell

10.4	Employment Agreement, dated December 21, 2005, by and between the Company and John E. Halnen

99.1	Press Release dated December 21, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELCOM INTERNATIONAL, INC.

Date	December 22, 2005
		By	/s/ Robert J. Crowell
Robert J. Crowell
Chairman

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws of Elcom International, Inc., as amended

4.1	Form of Replacement 8% Convertible Promissory Notes

4.2	Form of 8% Convertible Promissory Note

10.1	Form of Subscription Agreement, dated November 30, 2005, as amended, and accepted by the Company on December 20, 2005, by and between the Company and members of the Investor Group

10.2	Employment Agreement, dated December 21, 2005, by and between the Company and Robert J. Crowell

10.3	Accrued Salary Payment Agreement, dated December 21, 2005, by and between the Company and Robert J. Crowell

10.4	Employment Agreement, dated December 21, 2005, by and between the Company and John E. Halnen

99.1	Press Release dated December 21, 2005